UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2001

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File No.)	87-0565309 (IRS Employer Identificaiton No.)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:
(801) 345-6100

N/A
(Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure.

         Qualifying Nu Skin Enterprises, Inc. distributors previously received options to purchase shares of Nu Skin Enterprise's Class A common stock pursuant to the 1996 Distributor Stock Option Plan, as amended (the “Plan“). Under the current terms of the Plan, all granted distributor options that have vested must be exercised by December 31, 2001. Effective as of December 13, 2001, Nu Skin Enterprises has extended the option exercise period so that all vested distributor options issued pursuant to the Plan may be exercised at any time on or before December 31, 2003. Other than extending the exercise period until December 31, 2003, the terms of the Plan and all options granted pursuant to the Plan shall remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Truman Hunt
Truman Hunt
Executive Vice President and General Counsel

Date:    December 18, 2001